SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 27, 2001

CONTINENTAL AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-09781	74-2099724
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 324-2950

(Registrant's telephone number, including area code)

Item 5. Other Events.

Continental Airlines, Inc. and its wholly owned subsidiaries, ExpressJet Airlines, Inc. and Continental Micronesia, Inc., have received a total of $212.6 million from the U.S. Government under the Air Transportation Safety and System Stabilization Act (the "Act"). This payment partly compensates the carriers for their direct losses incurred beginning on September 11, 2001 resulting from the recent Government-ordered grounding of their respective aircraft fleets, as well as for related subsequent losses expected to be incurred through December 31, 2001. The carriers expect to receive additional payments under the Act before the end of the calendar year, in an amount approximating the amount already received.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL AIRLINES, INC.

By: /s/ Jennifer L. Vogel

       Jennifer L. Vogel

       Vice President and

        General Counsel

October 1, 2001